SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 8, 2007

Date of Report (date of earliest event reported)

U.S. WIRELESS DATA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-22848	84-1178691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2728 Orchard Parkway
San Jose, California 95134-2012

(Address of principal executive offices)

(408) 625-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On June 1, 2007, U.S. Wireless Data, Inc., a Delaware corporation (“USWI” or “the company”), and its wholly owned operating subsidiary, StarVox Communications, Inc., a California corporation (“StarVox”), entered into a Securities Purchase Agreement (the “Agreement”) dated as of June 1, 2007 with DKR Soundshore Oasis Holding Fund Ltd., (“DKR”), SMH Capital Inc. (“SMH”), and Trinad Capital Master Fund, Ltd. (“Trinad,” and together with DKR and SMH, the “Investors”).

Pursuant to the Agreement, (i) Starvox issued to the Investors senior secured debentures in the aggregate principal amount of $9,000,000 (the “Debentures”), which are secured by all assets of USWI, Starvox and are guaranteed by Starvox’s wholly-owned subsidiary Capital Telecommunications, Inc., a Pennsylvania corporation (“CTI”), and (ii) USWI issued warrants to the Investors for the purchase of an aggregate of 2,520,000 shares of USWI’s common stock. The original maturity date of the Debentures was August 1, 2007, unless extended.  Failure by Starvox to pay amounts when due under the Debentures causes an event of default under the Debentures.  During the continuance of such an event of default, the Debentures provide that (i) interest accruing on the Debentures is increased from 10%  to 15% annually, and (ii) the Investors may, by delivering to Starvox an event of default redemption notice, require Starvox to redeem the Debentures at a redemption price equal to 110% of the outstanding principal and accrued and unpaid interest within five days of receiving such notice.

On August 8, 2007, Starvox received an event of default redemption notice from DKR dated August 7, 2007, asserting that a failure by Starvox to (i) pay interest due July 1, 2007 and (ii) pay all principal and interest due under the Debentures as of the original maturity date of the Debentures, had caused events of default under the Debentures, and demanding that Starvox redeem the Debenture issued to it with a principal amount of $6 million. Starvox subsequently paid DKR the interest due on its Debenture, and DKR waived any event of default caused by a failure to pay and withdrew the event of default redemption notice, as further described below. Neither SMH nor Trinad has asserted any events of default or delivered any event of default redemption notices.

On August 16, 2007, Starvox and USWI entered into an agreement with holders of $12.5 million in aggregate principal amount of Subordinated Notes to extend the maturity of such Subordinated Notes to January 7, 2008 (the “Subordinated Notes Amendment”).  On August 16, 2007, in consideration of the Subordinated Notes Amendment and Starvox’s undertaking to use reasonable efforts to obtain the agreement of two holders of Subordinated Notes not party to the Subordinated Notes Amendment as of that date by August 22, 2007, the Investors agreed with Starvox and USWI that (i) all events of default under the Debenture which previously occurred as a result of any failure by Starvox to pay amounts when due are waived, and any event of default redemption notices previously delivered are withdrawn, (ii) the maturity of the Debentures is extended to October 1, 2007, and (iii) that a failure by Starvox to obtained the consent of these two holders will cause an event of default under the Debenture. Subsequently, Starvox secured the agreement of these two holders.

Item 2.04:   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

To the extent required by Item 2.04, the disclosure under Item 1.01 is incorporated by reference herein.

Item 9.01:          Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Agreement dated as of August 16, 2007, among U.S. Wireless Data, Inc., Starvox Communications, Inc., and the holders of Starvox’s convertible notes party thereto

10.2	Agreement dated as of August 16, 2007, among U.S. Wireless Data, Inc., Starvox Communications, Inc., DKR Soundshore Oasis Holding Fund Ltd., SMH Capital Inc., and Trinad Capital Master Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2007

U.S. WIRELESS DATA, INC.

By:	/s/ Thomas Rowley
Thomas Rowley, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated as of August 16, 2007, among U.S. Wireless Data, Inc., Starvox Communications, Inc., and the holders of Starvox’s convertible notes party thereto

10.2	Agreement dated as of August 16, 2007, among U.S. Wireless Data, Inc., Starvox Communications, Inc., DKR Soundshore Oasis Holding Fund Ltd., SMH Capital Inc., and Trinad Capital Master Fund, Ltd.